EXHIBIT 1

JOINT FILING AGREEMENT

We, the signatories of the Statement on Schedule 13G to which this Agreement is attached, hereby agree that such statement is, and any amendments thereto filed by any of us will be, filed on behalf of each of us. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. Dated: March 21, 2017

OAK HILL CAPITAL PARTNERS III, L.P.
By:	OHCP GENPAR III, L.P., its general partner
By:	OHCP MGP Partners III, L.P., its general partner
By:	OHCP MGP III, LTD., its general partner

By:	/s/ Caitlin H. Melchior
Name:	Caitlin H. Melchior
Title:	Assistant Secretary

OAK HILL CAPITAL MANAGEMENT PARTNERS III, L.P.
By:	OHCP GENPAR III, L.P., its general partner
By:	OHCP MGP Partners III, L.P., its general partner
By:	OHCP MGP III, LTD., its general partner

By:	/s/ Caitlin H. Melchior
Name:	Caitlin H. Melchior
Title:	Assistant Secretary

OHCP GENPAR III, L.P.
By:	OHCP MGP Partners III, L.P., its general partner
By:	OHCP MGP III, LTD., its general partner

By:	/s/ Caitlin H. Melchior
Name:	Caitlin H. Melchior
Title:	Assistant Secretary

OHCP MGP PARTNERS III, L.P.
By:	OHCP MGP III, LTD., its general partner

By:	/s/ Caitlin H. Melchior
Name:	Caitlin H. Melchior
Title:	Assistant Secretary

OHCP MGP III, LTD.

By:	/s/ Caitlin H. Melchior
Name:	Caitlin H. Melchior
Title:	Assistant Secretary